EXHIBIT 10.1

CONVERSION AND VOTING AGREEMENT

THIS CONVERSION AND VOTING AGREEMENT, dated as of October 27, 2011 (this “Agreement”), is entered into between BMO Bankcorp, Inc. (f/k/a Harris Bankcorp, Inc.), a Delaware corporation (the “Investor”), and Virtus Investment Partners, Inc., a Delaware corporation (the “Company”).

RECITALS:

WHEREAS, immediately prior to the execution of this Agreement, the Investor is the record and beneficial owner of 35,217 shares of Series B Voting Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series B Preferred Stock”), which constitutes all of the outstanding shares of the Series B Preferred Stock; and

WHEREAS, the Company and the Investor desire the conversion (the “Conversion”) of all the shares of the Series B Preferred Stock into shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), and that the Board of Directors of the Company (the “Company Board”) declare and pay a final dividend in respect of the Series B Preferred Stock out of funds of the Company lawfully available therefor, each on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the disinterested members of the Company Board (excluding any designees or nominees of the Investor on the Company Board), having determined that the transactions provided for in this Agreement are advisable and fair to the Company and its stockholders, have approved the transactions provided for in this Agreement.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as set forth in this Agreement.

ARTICLE I
DEFINITIONS

Section 1.1. Certain Definitions.  Initially capitalized terms used and not defined herein have the respective meanings ascribed to them in the Certificate of Designations.  In addition, for purposes of this Agreement, the following terms have the meanings ascribed to them in this Section 1.1 when used in this Agreement with initial capital letters.

(a) “Certificate of Designations” means the Certificate of Designations of Series A Non-Voting Convertible Preferred Stock and Series B Voting Convertible Preferred Stock of the Company.

(b) “Excess Securities” means any shares of Common Stock or other voting securities of the Company held by the Investor or any of its Affiliates that represent in excess of 24.0% of the total voting power of the Common Stock Outstanding, solely to the extent that such excess arises as a result of any redemption or repurchase of shares of Common Stock or other voting securities by the Company.

(c) “Investment Agreement” means the Investment and Contribution Agreement, dated as of October 30, 2008, by and among the Company, Phoenix Investment Management Company, the Investor and, for limited purposes, The Phoenix Companies, Inc.

ARTICLE II
DIVIDEND; CONVERSION OF SHARES

Section 2.1. Dividend; Conversion of Series B Preferred Stock.

(a) Dividend.   Notwithstanding anything to the contrary contained in the Certificate of Designations, the Company has declared, subject only to the execution and delivery of this Agreement, a cash dividend (the “Special Dividend”) in respect of all outstanding shares of Series B Preferred Stock, payable on October 31, 2011, in the aggregate amount of $8,072,937 (which the parties hereby agree is the sum of (x) $939,120 accrued but unpaid Dividends payable in respect of the Series B Preferred Stock under the Certificate of Designations through (and including) October 31, 2011, plus (y) $7,133,817 in respect of the net present value of all Dividends that would otherwise have been due and payable in respect of the Series B Preferred Stock from (and including) November 1, 2011 until October 31, 2014, which is the first date on which the Series B Preferred Stock would have been redeemable by the Company under the Certificate of Designations if not earlier converted into shares of Common Stock).  The Special Dividend shall be paid by wire transfer of immediately available funds during normal business hours on October 31, 2011 to the bank account designated by the Investor to the Company in writing prior to October 29, 2011.

(b) Conversion.  Subject only to the Investor’s receipt of the Special Dividend from the Company on or prior to October 31, 2011, the Investor hereby irrevocably exercises its right to convert all of the shares of Series B Preferred Stock into shares of Common Stock in accordance with the terms of Section 7(a) of the Certificate of Designations, with such Conversion to be effective upon the later of (i) November 1, 2011, or (ii) the date of expiration (or earlier termination) of the applicable waiting period in respect of the HSR Filings (“HSR Approval”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) (and the Conversion shall be deemed to have automatically occurred upon the later of such date described in clause (i) or clause (ii) without any need for further action on the part of the Investor).

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investor the accuracy of each of the statements set forth in this Section 3.1.

(a) Organization; Authorization.  The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Company has the power and authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all action necessary to authorize the execution, delivery and performance by it of this Agreement and to consummate the Transactions. No other corporate proceeding on the part of the Company or its stockholders is necessary for such authorization, execution, delivery and consummation of the Transactions. The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Investor, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

(b) Common Stock.  An adequate number of shares of Common Stock to effect the conversion of Series B Preferred Stock into Common Stock as contemplated herein have been duly authorized and adequately reserved.  The shares of Common Stock, when issued and delivered in accordance with the terms of this Agreement and the Certificate of Designations, will have been duly and validly issued and will be fully paid and nonassessable and the issuance thereof will not have been subject to any preemptive or similar rights or made in violation of any applicable law.

(c) No Violation; Consents.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions do not and will not violate, conflict with, result in a breach of or contravene in any material respect any applicable law.  The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions will not (i)(A) violate, conflict with, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract or agreement to which the Company is a party or by which the Company is bound or to which any of its assets is subject, or (B) result in the right of termination, acceleration of or creation or imposition of any mortgage, pledge, lien, security interest, claim, restriction, charge or encumbrance of any kind (a “Lien”) upon any of its properties or assets, except for any such violations, conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of it to timely perform its obligations under this Agreement and (ii) conflict with or violate any provision of the certificate of incorporation or bylaws or other governing documents of the Company.

Section 3.2. Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company the accuracy of each of the statements set forth in this Section 3.2.

(a) Organization; Authorization.  The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Investor has the power and authority to execute, deliver and perform the terms and provisions of this Agreement, and has taken all action necessary to authorize the execution, delivery and performance by it of this Agreement and to consummate the Transactions. No other corporate proceeding on the part of the Investor or its stockholders is necessary for such authorization, execution, delivery and consummation of the Transactions. The Investor has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

(b) No Violation; Consents.  The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the Transactions do not and will not violate, conflict with, result in a breach of or contravene in any material respect any applicable law.  The execution, delivery and performance by the Investor of this Agreement and the consummation of the Transactions will not (i)(A) violate, conflict with, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract or agreement to which the Investor is a party or by which the Investor is bound or to which any of its assets is subject, or (B) result in the right of termination, acceleration of or creation or imposition of any Lien upon any of its properties or assets, except for any such violations, conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of it to timely perform its obligations under this Agreement and (ii) conflict with or violate any provision of the certificate of incorporation or bylaws or other governing documents of the Investor.

(c) Non-Reliance.  The Investor acknowledges that (i) the Company has not given it any investment advice or opinion on whether the Transactions are prudent and (ii) it has, or has access to, such information as it deems appropriate under the circumstances concerning, among other things, the Company’s business and financial condition to make an informed decision regarding the Transactions.

ARTICLE IV
VOTING

Section 4.1. Irrevocable Proxy.  (a) The Investor hereby irrevocably constitutes and appoints the duly-appointed Secretary of the Company from time to time (the “Proxy Holder”) as the sole and exclusive proxy for the Investor, with full power of substitution, resubstitution and revocation, to attend all meetings of stockholders of the Company, to cast all votes that the undersigned is entitled to cast with respect to the Excess Securities, and to otherwise represent the undersigned with respect to the Excess Securities with all powers that the undersigned would have if personally present at any meeting of stockholders of the Company, in each case, in a manner that is proportionate to the manner in which all holders of shares of voting securities vote in respect of any given matter (other than those shares of voting securities held by the Investor or any of its Affiliates).  The Investor irrevocably appoints the Proxy Holder, with full power of substitution, appointment and revocation, in its name, place and stead, as the undersigned’s true and lawful representative, attorney-in-fact and agent, to make, execute, sign, acknowledge, verify, swear to and deliver any consent of stockholders of the Company with respect to the Excess Securities and to do and perform each and every act and thing as fully as the undersigned might or could do as a holder of the Excess Securities, in each case, in a manner that is proportionate to the manner in which all holders of shares of voting securities vote in respect of any given matter (other than those shares of voting securities held by the Investor or any of its Affiliates).  This proxy and power-of-attorney are expressly limited to the Excess Shares, and no rights are granted with respect to any shares other than the Excess Shares.

(b) The Investor affirms that the foregoing proxy and power-of-attorney are given in connection with the Transactions and that the proxy and power-of-attorney are each coupled with an interest.  Such proxy and power of attorney each will be irrevocable and be effective for so long as permitted under the laws of the State of Delaware.

Section 4.2. Notification.  (a)  From and after the date of the Conversion, and for so long as the Investor has the right to nominate the Investor Designate (as such term is defined in the Investment Agreement) in accordance with the terms of the Investment Agreement, the Company shall provide not less than five Business Days prior notice to the Investor of its intention to redeem or repurchase shares of Common Stock or other voting securities by the Company if, to the knowledge of the Company, such redemption or repurchase could result in the Investor and its Affiliates holding shares of Common Stock or other voting securities of the Company representing in excess of 24.0% of the total voting power of the Common Stock Outstanding.

(b) From and after the date of the Conversion, and for so long as the Investor has the right to nominate the Investor Designate in accordance with the terms of the Investment Agreement, the Investor shall provide not less than five Business Days prior notice to the Company of its or any of its Affiliates’ intention to acquire any shares of Common Stock or other voting securities of the Company if, to the knowledge of the Investor, such acquisition could result in the Investor and its Affiliates holding shares of Common Stock or other voting securities of the Company representing in excess of 24.0% of the total voting power of the Common Stock Outstanding; provided, however, that the foregoing requirement shall not require the Investor to provide notice of its or any of its Affiliates’ intention to acquire any shares of Common Stock or other voting securities of the Company on behalf of any entity that is not the Investor or an Affiliate of the Investor and so long as neither the Investor nor any of its Affiliates will have beneficial ownership of, or the discretion to vote, such shares for regulatory purposes.  Such notice shall set forth the aggregate number of shares of Common Stock or voting securities of the Company to be acquired by the Investor or its Affiliates and the aggregate number of shares of Common Stock or other voting securities of the Company held by the Investor and its Affiliates after giving effect to such acquisition.

ARTICLE V
ADDITIONAL AGREEMENTS OF THE PARTIES

Section 5.1. Filings

(a) The Investor shall use its reasonable best efforts to promptly (i) obtain any consents, approvals or other authorizations, and make any filings and notifications required in connection with the Transactions under the HSR Act, (ii) make any other submissions required in connection with the Transactions under the HSR Act and (iii) take or cause to be taken all other actions necessary, proper or advisable consistent with this Section 5.1 to cause the expiration of the applicable waiting periods as soon as practicable.  The Company shall use reasonable best efforts to cooperate with the Investor in connection with the making of all such filings and notifications, including making any filings required of it.

(b) The Investor agrees to make, or cause to be made, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions (the “HSR Filing”) as promptly as practicable.  The Investor shall pay, or cause to be paid, all filing or other fees incurred in connection with the HSR Filing.

Section 5.2. Disclosure.  All public announcements or public disclosures relating to the Transactions shall be made only if mutually agreed upon by the Company and the Investor, except to the extent such disclosure is, in the opinion of counsel, required by law or by stock exchange regulation.

Section 5.3. Restriction on Transfer.

(a) During the period commencing upon the execution of this Agreement and continuing until the first to occur of (i) the occurrence of the Conversion or (ii) the filing of the CoD Amendment by the Company, the Investor shall not, directly or indirectly, transfer, sell, assign or otherwise dispose of (“Transfer”) any shares of Series B Preferred Stock to any transferee (including without limitation an Affiliate of the Investor), other than to a transferee that first agrees in a written agreement with the Company, in form and substance reasonably acceptable to the Company, to be bound by all of the obligations of the Investor set forth in this Agreement and to expressly make all of the waivers of the Investor set forth in this Agreement.  Notwithstanding the foregoing, if HSR Approval is not received by the Investor on or prior to the 35th day following the date hereof, the Investor shall thereafter be permitted to Transfer all or any portion of the Common Stock underlying the Series B Preferred Stock pursuant to the terms of an underwritten registered offering of Common Stock, or one or more sales effected pursuant to Rule 144 of the Securities Act of 1933, as amended, in each case, in connection with which the Investor delivers shares of Series B Preferred Stock to the participating underwriter(s) or dealer(s) to be converted into Common Stock in connection with the closing of such offering or settlement of such sales (and such shares of Series B Preferred Stock are actually converted into Common Stock on or prior to such closing).  For the avoidance of doubt, any restrictions on Transfer contained in this Section 5.4(a) shall be in addition to (and not in lieu of) any other restrictions on Transfer in respect of the Series B Preferred Stock contained in the Investment Agreement.

(b) Stop Transfer; Legend.  The Investor agrees that it will promptly after the date hereof surrender to the Company all certificates representing the Series B Preferred Stock, and the Company will place the following legend on such certificates in addition to any other legend required thereon:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CONVERSION AS SET FORTH IN A CONVERSION AND VOTING AGREEMENT, DATED AS OF OCTOBER 27, 2011, AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH. ANY TRANSFER NOT IN COMPLIANCE WITH SUCH AGREEMENT SHALL BE VOID.”

Section 5.4. Waivers and Modification of Rights Under Certificate of Designations.

(a) Dividends.  Subject only to its receipt of the Special Dividend on or prior to October 31, 2011, the Investor hereby irrevocably waives (the “Dividend Waiver”), on its own behalf and on behalf of any transferee of the Series B Preferred Stock, all rights to Dividends otherwise payable on or in respect of the Series B Preferred Stock pursuant to the Certificate of Designations (other than with respect to Participating Dividends, and other than the Special Dividend), and the Investor hereby acknowledges and agrees that Dividends shall cease to accrue from (and including) November 1, 2011, and that, notwithstanding anything contained in the Certificate of Designations to the contrary, no holder of Series B Preferred Stock shall hereafter be entitled to receive, and the Company shall not be obligated to pay, any Dividends in respect of the Series B Preferred Stock (other than the Special Dividend and the Participating Dividends).

(b) Voting.  Subject only to its receipt of the Special Dividend on or prior to October 31, 2011, the Investor hereby irrevocably waives (the “Voting Waiver”), on its own behalf and on behalf of any transferee, commencing on (and including) November 1, 2011, any and all voting rights of the holders of Series B Preferred Stock set forth in Sections 6(c), 6(d)(iii) and 6(e) of the Certificate of Designations.

(c) Series B Director.  Subject only to its receipt of the Special Dividend on or prior to October 31, 2011, the Investor hereby irrevocably agrees to cause the Series B Director to resign from the Company Board, effective as of the close of business on October 31, 2011, and hereby irrevocably waives, on its own behalf and on behalf of any transferee, any right to appoint a Series B Director, commencing on (and including) November 1, 2011 (such waiver, together with the Dividend Waiver and the Voting Waiver, the “Waived Terms”).  Immediately upon the resignation of the Series B Director, the number of directors constituting the Company Board shall be decreased by one, and thereafter, the holders of the Series B Preferred Stock shall not be entitled to nominate the Series B Director or any substitute nominee under the Certificate of Designations.

(d) Amendment to Certificate of Designations.  In the event that the Conversion has for any reason not occurred by March 31, 2012, the Investor hereby irrevocably consents and agrees, on its own behalf and on behalf of any transferee, to the adoption, execution and filing by the Company of an amendment to the Certificate of Designations to remove the Waived Terms from the terms of the Series B Preferred Stock contained therein (the “CoD Amendment”).

ARTICLE VI
MISCELLANEOUS

Section 6.1. Entire Agreement; Effect on Investment Agreement.  This Agreement (including all agreements entered into pursuant hereto and thereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.  For the avoidance of doubt, except as expressly set forth herein, the provisions of the Investment Agreement, including the registration rights set forth on Annex A thereto, are and shall remain in full force and effect in accordance with the terms thereof.

Section 6.2. Modifications and Amendments.  No amendment, modification or termination of this Agreement shall be binding upon any other party unless executed in writing by each of the parties hereto.

Section 6.3. Waiver and Extensions.  Any party to this Agreement may waive any condition, right, breach or default that such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement.

Section 6.4. Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Section 6.5. GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

Section 6.6. WAIVER OF JURY TRIAL.  EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6.

Section 6.7. Notices.  All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service.

To the Company:

Virtus Investment Partners, Inc.
100 Pearl St., 9th Floor
Hartford, Connecticut 06103
Attention:  Mark Flynn
Telephone:  (860) 263-4795
Fax: (860) 246-7965

with copies to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attn:  Robert Goldbaum
Telephone:  (212) 373-3000
Fax:  (212) 757-3990

To the Investor:

BMO Bankcorp, Inc.
111 W. Monroe Street
Chicago, Illinois 60603
Attn: Linda VanDenburgh
Telephone: (312) 461-5920
Fax: (312) 765-8106

with a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attn:  Robert Buckholz
Telephone:  (212) 558-4000
Fax:            (212) 291-9018

or to such other address or addresses as shall be designated in writing.  All notices shall be effective when received.

Section 6.8. Assignment; No Third-Party Beneficiaries.  This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company without the prior written consent of the Investor, and may not be assigned or delegated by the Investor without the Company’s prior written consent. Except as set forth above, any assignment or delegation of rights, duties or obligations hereunder made in violation of this Section 6.8 shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than as expressly set forth in this Section 6.8.

Section 6.9. Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 6.10. Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

 (Signatures are on the following pages)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VIRTUS INVESTMENT PARTNERS, INC.

By:	/s/ George R. Aylward
Name:	George R. Aylward
Title:	President and CEO

BMO BANKCORP, INC.

By:	/s/ Pamela C. Piarowski
Name:	Pamela C. Piarowski
Title:	Senior Vice President and CFO